Exhibit 24
(CONFORMED COPY)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS THAT each of the undersigned directors and officers of J. C. PENNEY CORPORATION, INC., a Delaware corporation (“Corporation”), which will file with the Securities and Exchange Commission, Washington, D.C. (“Commission”), under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements (“Registration Statements”) on Form S-4 (or any appropriate form then in effect) for the registration of the exchange of certain debt securities (which may include debt securities, together with warrants or other rights to purchase or otherwise acquire debt securities) originally issued by Corporation hereby constitutes and appoints W. J. Alcorn, R. B. Cavanaugh, and C. R. Lotter, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to each of them to act without the others, for him or her and in his or her name, place, and stead, in any and all capacities, to sign said Registration Statements, which are about to be filed, and any and all subsequent amendments to said Registration Statements (including, without limitation, any and all post-effective amendments thereto), and to file said Registration Statements so signed, and any and all subsequent amendments thereto (including, without limitation, any and all post-effective amendments thereto) so signed, with all exhibits thereto, and any and all documents in connection therewith, and to appear before the Commission in connection with any matter relating to said Registration Statements, hereby granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney effective as of the 22nd day of March, 2002.

/s/ A. I. Questrom	/s/ R. B. Cavanaugh
A. I. Questrom Chairman of the Board and Chief Executive Officer (principal executive officer); Director	R. B. Cavanaugh Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ W. J. Alcorn	/s/ M. A. Burns
W. J. Alcorn Senior Vice President, Controller And Chief Purchasing Officer (principal accounting officer)	M. A. Burns Director

/s/ T. J. Engibous	/s/ K. B. Foster
T. J. Engibous Director	K. B. Foster Director

/s/ V. E. Jordan, Jr.
V. E. Jordan, Jr. Director	J. C. Pfeiffer Director

/s/ A. W. Richards	/s/ L. H. Roberts
A. W. Richards Director	L. H. Roberts Director

/s/ R. G. Turner	/s/ C. S. Sanford, Jr.
R. G. Turner Director	C. S. Sanford, Jr. Director